SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio (Address of principal executive offices)	45236 (Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing its reaction to the decision of VISX Inc. to reduce its per procedure royalties.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated February 24, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: February 24, 2000	By:/s/Larry P. Rapp ---------------------------
Larry P. Rapp, Chief Financial Officer

Contacts:	Stephen Joffe, Chairman & CEO Larry Rapp, Treasurer & CFO LCA-Vision Inc. (513) 792-9292	Joel Pomerantz (Media) Art Gormley (IR) The Dilenschneider Group (212) 922-0900

LCA-Vision Expects 60% Cut in VISX Royalty

To Further Accelerate Growth of Laser Vision Correction

Company Expects VISX Decision to Provide Substantial Boost

To Net Income in 2000

CINCINNATI, OH, February 23, 2000 -- Applauding the announcement by VISX Inc. to sharply cut its royalty on laser vision correction procedures performed with its excimer lasers, LCA-Vision (NASDAQ NM:LCAV) said today that the royalty reduction could provide a substantial boost to net income this year. In making the announcement after the close of the market yesterday, VISX (NASDAQ:VISX) cited greater "affordability" and a desire to "accelerate the growth of laser vision correction in the United States market" as the key factors behind its decision.

LCA-Vision, a leading U.S. provider of laser vision correction services, has been a pioneer in using affordability to broaden the market for laser vision correction. Since July 1999, LCA-Vision has converted and opened value-priced LasikPlus centers in the U.S. and plans to open 10 additional U.S centers before the end of 2000. LasikPlus has met with resounding success by reducing traditional pricing for the procedure by nearly 40 percent. The company's LasikPlus centers charge $2,995 for both eyes, making the procedure far more affordable for the many millions of potential laser vision correction candidates in the U.S.

Stephen Joffe, LCA-Vision chairman and CEO, commented: "We congratulate VISX on its foresight. We have been strong proponents of affordability as the key to opening this market wide open. The market research is unquestionable, for many highly motivated candidates, particularly young adults, cost is a major impediment. Our LasikPlus price is already $1,500-$2,000 below our major competitors, so we do not envision any further price reductions. Since LasikPlus compensates its surgeons based on a fixed fee per procedure, a substantial portion of the royalty reduction, $300 per patient, should fall directly to the bottom line."

LCA-Vision, which currently owns and operates 24 laser vision correction centers in the U.S., Canada, and Europe, plans to open 10 new LasikPlus centers in the U.S. this year. More than 80 million Americans who wear eyeglasses or contact lenses are currently eligible for laser vision correction.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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